Exhibit 99.1

Mitel Updates First Quarter 2013 Guidance

OTTAWA, Ontario – August x, 2012 – Mitel (Nasdaq: MITL) (TSX:MNW), a leading provider of Unified Communications and Collaboration (UCC) software solutions, today announced that it expects revenue for the quarter ended July 31, 2012 to be in the range of $138 million – $139 million, compared to the previously provided range of $150 million to $155 million.

“Our results reflect orders booked that did not ship in the quarter, implementation delays on several customer projects and a general deterioration in the macro environment,” said Richard McBee, chief executive officer, Mitel. “We remain confident in our strategy and product leadership, however we are taking immediate actions to size the business cost structure consistent with our broader macroeconomic concerns.”

During the current quarter ending October 31, 2012, the company will implement a restructuring plan to include a reduction of approximately 200 full-time employees, and the closure of excess facilities.

Mitel will provide more detail when it releases its financial results for the first quarter of fiscal 2013 and host a conference call for analysts and investors after the market closes on August 30, 2012. Details for the conference call will be announced prior to the date.

Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. Actual results may differ materially from those presented in forward-looking statements. Material risks that could cause actual results to differ include: our ability to achieve or sustain profitability in the future; fluctuations in our quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; our ability to successfully implement our restructuring plan; and our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K filed with the Securities & Exchange Commission on June 19, 2012. We have made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of our business; and stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of our future prospects, and it may not be appropriate for other purposes. Except as required by law, Mitel will not necessarily update forward-looking statements.

About Mitel

Mitel Networks (NASDAQ: MITL) (TSX:MNW) is a global provider of business communications solutions and services, consisting of unified communications and collaboration software applications, IP telephony platforms, mobility applications and managed and network services. Mitel enables businesses of all sizes to move beyond basic fixed telephony tools toward integrated multi-media collaboration solutions, accessible from anywhere, helping to improve performance, gain competitive advantage, and reduce costs. Mitel’s global headquarters are in Ottawa, Canada, US headquarters are in Chandler, Arizona and EMEA headquarters are in Caldicot, UK, with offices, partners, and resellers worldwide. For more information visit: http://www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

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Contact Information

Amy MacLeod, 613-592-2122 x71245, amy_macleod@mitel.com

Cynthia Hiponia (investor relations), 613-592-2122 x71997, investorrelations@mitel.com